Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of September 26, 2013, by and among Ultrapetrol (Bahamas) Limited, a company organized and existing under the laws of the Commonwealth of the Bahamas (the "Company"), the companies listed as Guarantors on the signature page hereof (collectively, the "Guarantors"), the companies listed as Pledgors on the signature page hereof (collectively, the "Pledgors") and Manufacturers and Traders Trust Company as trustee (the "Trustee") and amends that certain Indenture, dated as of June 10, 2013 (the "Indenture"), made by and among the Company, the Guarantors, the Pledgors and the Trustee.

W I T N E S S E T H   T H A T:

WHEREAS Section 9.01 of the Indenture sets forth certain circumstances under which the Company and the Trustee may amend the Indenture without the consent of the Securityholders; and

WHEREAS, the Company and the Trustee wish to hereby amend the Indenture pursuant to subsection (1) of said Section 9.01 to clarify that the definition of "Initial Securities" as used in the Indenture includes Additional Securities issued under the Indenture, if any, and that the definition of "Issue Date" as used in the Indenture be amended to clarify that it refers to the date on which Securities were first issued under the Indenture, which occurred on June 10, 2013.

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the parties hereto hereby agree as follows:

(1)           Definitions.  Unless otherwise defined herein, words and expressions defined in the Indenture shall bear the same meanings when used herein.

(2)           Amendment to Indenture.

(a)           The definition of the term "Initial Securities" in the Rule 144A/Regulation S/IAI Appendix of the Indenture is hereby amended to add the words "and Additional Securities, if any", so that the amended definition shall read as follows (added text shown below as underlined):

"Initial Securities" means $200,000,000 aggregate principal amount of 8.875% First Preferred Ship Mortgage Notes due 2021 issued on the Issue Date and Additional Securities, if any.

(b)           The definition of the term "Issue Date" in Section 1.01 of the Indenture is hereby amended by deleting the words "the date on which the Securities are originally issued" and replacing them with the words "the date on which Securities were first issued under the Indenture, which is June 10, 2013" so that the amended definition shall read as follows (new text shown below as underlined):

"Issue Date" means the date on which Securities were first issued under the Indenture, which is June 10, 2013.

(3)           No Other Amendment.  All other terms and conditions of the Indenture shall remain in full force and effect and the  Indenture shall be read and construed as if the terms of this Supplemental Indenture were included therein by way of addition or substitution, as the case may be.

(4)           Governing Law. This Supplemental Indenture shall be governed by the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

Ultrapetrol (Bahamas) Limited

By:
Name:
Title:

Ultrapetrol S.A. UABL S.A. each as Guarantor

By:
Name:
Title:

1	Oceanpar S.A. Parfina S.A. Parabal SA UABL Paraguay S.A. each as Guarantor

By:
Name: Jorge Jose Alvarez

By:
Name: Edmundo Roberto Quevedo Ibarra

1	Compania Paraguaya De Transporte Fluvial SA Riverpar SA each as Pledgor

By:
Name: Jorge Jose Alvarez

By:
Name: Edmundo Roberto Quevedo Ibarra

1
Arlene Investments Inc.
Brinkley Shipping Inc.
Danube Maritime Inc.
Dingle Barges Inc
General Ventures Inc.
Hallandale Commercial Corp
Longmoor Holdings Inc.
Palmdeal Shipping Inc
Princely International Finance Corp.
Riverview Commercial Corp.
each as Guarantor

By:
Name: Felipe Menendez Ross
Title:

1	Dampierre Holdings Spain, S.A. as Guarantor

By:
Name: Leonard Hoskinson
Title: President

1	Manufacturers and Traders Trust Company as Trustee

By:
Name:
Title: